                                                                   Exhibit 10(b)






                         MANAGEMENT INCENTIVE PROGRAM
                                      OF
                         CYPRUS AMAX MINERALS COMPANY

                        MANAGEMENT INCENTIVE PROGRAM OF
                         CYPRUS AMAX MINERALS COMPANY


                               Table of Contents
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
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Page
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

1.    PURPOSE...........................................  1

2.    DEFINITIONS.......................................  1
      2.1  "Beneficiary"................................  1
      2.2  "Board"......................................  1
      2.3  "Change of Control"..........................  1
      2.4  "Change of Control Price"....................  3
      2.5  "Code".......................................  3
      2.6  "Committee"..................................  3
      2.7  "Common Stock"...............................  3
      2.8  "Covered Employee"...........................  3
      2.9  "Employee"...................................  3
      2.10 "Exchange Act"...............................  4
      2.11 "Fair Market Value Per Share"................  4
      2.12 "Individual Maximum Limit"...................  4
      2.13 "Participating Subsidiary"...................  4
      2.14 "Program"....................................  4
      2.15 "Restricted Share"...........................  4
      2.16 "Restriction Period".........................  4
      2.17 "Retirement".................................  4
      2.18 "Securities Act".............................  4
      2.19 "Section 16".................................  5
      2.20 "Stock Appreciation Right"...................  5
      2.21 "Total Disability"...........................  5

 3.   EFFECTIVE DATE....................................  5
      3.1  Effective Date...............................  5
      3.2  Grants and Awards Made Before Approval Date..  5
      3.3  Discontinuance...............................  5

4.    ELIGIBILITY.......................................  5

5.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.......  6
      5.1  Shares Subject to Option.....................  6
      5.2  Grants of Options............................  7
      5.3  Types of Options.............................  7
      5.4  Option Price.................................  7
      5.5  Period of Option.............................  7
      5.6  Restrictions on Transfer.....................  7
      5.7  Required Period of Employment................  8

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
      5.8   Exercise of Option.......................................   9
      5.9   Termination of Employment................................   9
      5.10  Payment for Shares.......................................  10
      5.11  Option Agreement.........................................  10
      5.12  Stock Appreciation Rights................................  10
      5.13  Surrender of Option Following Death......................  12
      5.14  Limited Stock Appreciation Rights........................  12

6.    RESTRICTED STOCK AWARDS........................................  12
      6.1   Shares Subject to Awards.................................  12
      6.2   Awards of Restricted Shares..............................  12
      6.3   Certificates for Shares..................................  14
      6.4   Restriction Period.......................................  15
      6.5   Lapse of Restrictions....................................  15

7.   ADJUSTMENTS FOR COMPANY CHANGES.................................  16
      7.1   Rights and Powers Reserved...............................  16
      7.2   Changes in Capitalization................................  16

8.    RELATIONSHIP OF PROGRAM TO BENEFIT PLANS......................   17

9.    EFFECT OF PROGRAM ON RIGHT TO CONTINUED EMPLOYMENT AND
      INTEREST IN PARTICULAR PROPERTY...............................   17

10.   ADMINISTRATION.................................................  17
      10.1  Committee Authority......................................  17
      10.2  Finality of Determinations...............................  18

11.   AMENDMENT AND DISCONTINUANCE...................................  18
      11.1  Incentive Stock Options..................................  18
      11.2  Other Amendments.........................................  19
      11.3  Discontinuance...........................................  19

12.   GENERAL PROVISIONS.............................................  19
      12.1  Certificates.............................................  19
      12.2  Severability.............................................  19
      12.3  Compliance with Foreign Law..............................  20
      12.4  Liability................................................  20
      12.5  Withholding of Taxes.....................................  20
      12.6  Unfunded Status of Program...............................  20
      12.7  Governing law............................................  21
      12.8  Construction.............................................  21
      12.9  Costs....................................................  21
      12.10 Successors...............................................  21
      12.11 Headings.................................................  21

                        MANAGEMENT INCENTIVE PROGRAM OF
                         CYPRUS AMAX MINERALS COMPANY

1. PURPOSE

  The purpose of this Program is to further the interests of Cyprus Amax Minerals Company (the "Company"), its Participating Subsidiaries, and its shareholders by providing incentives in the form of stock option grants, stock appreciation rights, and restricted stock awards to Employees who contribute materially to the success and profitability of the Company and such subsidiaries. Such grants and awards will recognize and reward those Employees and create for them an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such persons in the Company's continued success and progress. This Program will also enable the Company and its Participating Subsidiaries to attract and retain key personnel.

2. DEFINITIONS

  For purposes of this Program the following terms shall have the following meanings:

    2.1 "Beneficiary" means a person or persons designated by an Employee to receive, subject to the terms of the Program, in the event of the Employee's death, any unexercised option, Stock Appreciation Right, or Restricted Shares held by the Employee. An Employee may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If an Employee fails effectively to designate a beneficiary, then either the Employee's estate or the person to whom the option, Stock Appreciation Right, or Restricted Shares is transferred by will or by the laws of descent and distribution shall be deemed to be the Employee's beneficiary.

    2.2 "Board" means the Board of Directors of the Company.

    2.3 "Change of Control" means the happening of any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any

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    corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction described in Clauses (i), (ii) and (iii) of Paragraph (c) of this Section 2.3; or

      (b) Individuals who, as of January 1, 1990, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1990, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
    (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then

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    outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
    Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

    2.4 "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of incentive stock options and Stock Appreciation Rights relating to incentive stock options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

    2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations issued thereunder.

    2.6 "Committee" means the Compensation and Benefits Committee of the Board, consisting of two or more Directors, each of whom shall be (a) a "non-employee director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and (b) an "outside director" within the meaning of Section 162(m) of the Code.

    2.7 "Common Stock" means the common stock of the Company.

    2.8 "Covered Employee" means an Employee who is a "covered employee" as such term is defined under Section 162(m)(3) of the Code.

    2.9 "Employee" means an individual who is a key employee of the Company or a Participating Subsidiary, including officers and members of the Board who are full-time

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  employees, who satisfy criteria established from time to time by the
  Committee in its sole discretion.

    2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules or regulations issued thereunder.

    2.11 "Fair Market Value Per Share" means, in reference to the Common Stock, with respect to the date of determination the average of the reported highest and lowest sale prices per share on the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed) with respect to the date of determination or in the absence of reported sales on such date, the average of such reported highest and lowest sale prices per share on the next preceding date on which reported sales occurred. If the Common Stock is not listed upon any established exchange, the fair market value per share will be the average of the highest and lowest sale prices in the over-the-counter markets (reported from the NASDAQ System) or, if the Common Stock is not traded on that day, on the next preceding date on which reported sales occurred, provided, that if the Committee, in its sole discretion, determines that such price is not representative of the true fair market value due to the level of trading volume or otherwise, the Committee, in its sole discretion, may determine the "fair market value per share" in a reasonable manner consistent with the Code and taking into account information about sale, bid and asked prices for the Common Stock in the markets where such stock is then traded or eligible for trading. If the Common Stock is not traded publicly on the date of determination, its "fair market value per share" shall be determined by the Board in such manner as the Board, in its sole discretion, may deem appropriate.

    2.12 "Individual Maximum Limit" shall have the meaning set forth in
  Section 4(e).

    2.13 "Participating Subsidiary" means a subsidiary of the Company more than 50% of the outstanding voting shares of each class and series of which are beneficially owned, directly or indirectly, by the Company.

    2.14 "Program" means the Management Incentive Program of Cyprus Amax Minerals Company as set forth herein, and as it may be subsequently amended from time to time.

    2.15 "Restricted Share" shall have the meaning set forth in Section 6.

    2.16 "Restriction Period" means, for any Restricted Share, the entire period when any restrictions apply to such Restricted Share pursuant to
  Section 6.2(a)(i), (ii), or (iii).

    2.17 "Retirement" means termination of an Employee's employment by retirement under the normal, mandatory, disability, age plus service, or consent provisions of the defined benefit pension plan sponsored by the Company or by a Participating Subsidiary in which the Employee participates.

    2.18 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any rules or regulations issued thereunder.

    2.19 "Section 16" means Section 16 of the Exchange Act, as amended from time to time and any rules or regulations issued thereunder, including but not limited to Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

    2.20 "Stock Appreciation Right" shall have the meaning set forth in
  Section 5.12.

    2.21 "Total Disability" means a disability with respect to which an Employee is eligible for and is receiving disability benefits under a long-term disability program sponsored by the Company or a Participating Subsidiary.

3. EFFECTIVE DATE

    3.1 Effective Date.

      The Program was originally adopted by the sole shareholder of the Company on May 28, 1985, and became effective as of July 1, 1985. The Program was most recently amended and restated in its entirety and approved by shareholders effective as of May 7, 1992. The Program, as amended and restated herein, will be presented to the shareholders of the Company on May 7, 1997 (the "Approval Date" ) for approval and if approved, it will apply to all grants and awards made on or after the Approval Date.

    3.2 Grants and Awards Made Before Approval Date.

      Subject to Sections 10.1(c) and (d), all grants and awards made prior to the Approval Date shall continue to be governed by the terms of the Program, and amendments thereto, which were in effect prior to the Approval Date.

    3.3 Discontinuance.

      This Program shall remain in effect until discontinued by the Board as provided in Section 11.3.

4. ELIGIBILITY

    (a) Participation in this Program is limited to Employees.

    (b) Subject to Subsection (d), the Committee from time to time shall establish the total number of grants and awards to be made to all Employees.

    (c) The Committee shall determine the specific grants and awards made to any Employee who is a person subject to Section 16 or who is a Covered Employee. The Committee may delegate to one or more officers of the Company the authority to determine, under criteria established by the Committee, the other Employees to whom grants and awards may be made and the number of options that may be granted or the number of Restricted Shares that may be awarded to each such Employee, or the Committee itself may make all such determinations. No Employee shall have any right to participate in any portion of the Program unless and until so selected. Any Employee selected to participate during any one period shall not by virtue of such participation participate for any other period unless and until selected to participate for such other period.

    (d) The total of the number of shares for which options may be granted during each fiscal year and the number of Restricted Shares which may be awarded during the same fiscal year (together, the "maximum annual grants and awards" ) shall be the sum of:

      (i) 1.2% of the number of outstanding shares of Common Stock (excluding treasury shares) as of the end of the immediately preceding fiscal year, plus

      (ii) the cumulative number of carry forward shares (as defined below) from all prior-fiscal years (including the immediately preceding fiscal year) which shall not yet have been used to make grants and awards in any intervening period.

      The number of "carry forward shares" from all fiscal years ending on or before December 31, 1996, collectively, shall be 324,598. The number of "carry forward shares" from each fiscal year (the "Accumulation Year" ) ending on or after December 31, 1997, shall be the amount, if any, by which (i) 1.2% of the number of outstanding shares of Common Stock (excluding treasury shares) as of the end of the fiscal year immediately preceding the Accumulation Year exceeds (ii) the total of the number of shares for which options were granted during the Accumulation Year and the number of Restricted Shares awarded during the Accumulation Year. Any determination of the maximum annual grants and awards for any fiscal year, including any determination of the number of carry forward shares from any prior fiscal year, shall take into account and be appropriately adjusted for any intervening changes in capitalization as provided in Section 7.2.

    (e) Notwithstanding any provision of this Program to the contrary, no Covered Employee shall be granted options (with or without Stock Appreciation Rights) and awarded Restricted Shares in any fiscal year of more than 10% of the maximum annual grants and awards as calculated in accordance with Section 4(d) (the "Individual Maximum Limit" ); provided however, that the Covered Employee who is the chief executive officer of the Company or who is acting in such capacity may be granted options (with or without Stock Appreciation Rights) and awarded Restricted Shares in excess of the Individual Maximum Limit, but in no event in excess of 50% of the maximum annual grants and awards as calculated in accordance with
  Section 4(d).

5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    5.1 Shares Subject to Option.

      (a) The aggregate number of shares which may be issued under incentive stock options (as defined in Section 5.3(a)) shall not exceed 5,000,000.

      (b) The shares of Common Stock to be offered under this Program will be reacquired, purchased or unissued shares, as the Board may determine. Options shall be granted only in respect of shares of the Common Stock.

    5.2 Grants of Options.

      (a) Options shall be granted by the Company in accordance with the decisions of the Committee and the officers to whom the Committee may delegate authority pursuant to Section 4(c).

      (b) No incentive stock option shall be granted after June 30, 2006.

    5.3 Types of Options.

      (a) New options granted to Employees may be either of a type that meets the requirements of Section 422(b) of the Code ("incentive stock options" ), or of a type that does not meet such requirements ("non-statutory options" ) if otherwise consistent with the provisions of this Program.

      (b) To the extent incentive stock options are granted and the aggregate Fair Market Value Per Share (determined as of the date the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year under this Program and any other stock option plan of the Company or any parent or subsidiary exceeds $100,000, the portion of the option that exceeds $100,000 shall be treated as a non-statutory option. Should any of this Section 5.3(b) not be necessary in order for the options to qualify as incentive stock options, or should any additional provisions be required, the Committee may amend the Program accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

    5.4 Option Price.

    The price per share at which options may be exercised shall be determined by the Committee, in its sole discretion, but shall not be less than 100% of the Fair Market Value Per Share on the date the option is granted.

    5.5 Period of Option.

    The expiration date of each option shall be that determined by the Committee, in its sole discretion, but in no event shall the expiration date be later than ten (10) years from the date an option is granted.

    5.6 Restrictions on Transfer.

      (a) Except as provided in Subsection (b) below, options and any rights or privileges pertaining thereto shall not be transferable other than by will or the laws of descent and distribution or, in the case of options granted after August 31, 1992, if the terms of a grant so permit, pursuant to a qualified domestic relations order (as defined for purposes of Rule 16b-3 of the Exchange Act) and shall be exercisable during the Employee's lifetime only by such Employee or the Employee's guardian or legal representative.

      (b) Notwithstanding Subsection 5.6(a), an Employee may elect to irrevocably transfer some or all of the non-statutory options (and related Stock Appreciation Rights, if any), which have been or will be granted to him, to one or more of his spouse, children and grandchildren, or to one or more trusts established solely for the benefit of the Employee's spouse, children and grandchildren; provided, however, that:

        (i) the option agreement expressly provides for such transfer and, with respect to options currently outstanding, the Committee, in its sole discretion, agrees to amend or has amended the Employee's option agreement to provide for such transfer;

        (ii) the Employee shall receive no consideration for such transfer;

        (iii) the option, once transferred, may not again be transferred except by will or by the laws of descent and distribution; and

        (iv) such option, once transferred, remains subject to the same terms and conditions of the option as in effect before the transfer and the transferee has complied with Subsection (c).

        The Committee shall establish such rules and procedures as it, in its sole discretion, deems necessary or desirable to effect such transfers.

        Neither the Company, a Participating Subsidiary, the Board, or the Committee has any obligation to provide notice to any transferee of any option expiration date.

      (c) No transferred option shall be exercisable unless and until the Company receives written notice, which must be in a form and manner satisfactory to the Committee, in its sole discretion, from a transferee to the effect that a transfer has occurred, identifying the options transferred, identifying the transferee and relation to the Employee, and any other information the Committee, in its sole discretion, determines necessary or desirable, the transferee acknowledges that the option is subject to the Program and the option agreement between the Company and the Employee, and that the transferee will comply with all applicable provisions of the Program and such option agreement.

      (d) Any Employee to whom an option is granted may designate a Beneficiary who shall have the right to exercise the option after the Employee's death.

    5.7 Required Period of Employment.

      (a) In respect of options granted before July 30, 1987, a portion not in excess of 50% of the shares represented by the option shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed a period of not less than one year of continuous employment with the Company or a Participating Subsidiary immediately following the date on which the option is granted.

      (b) Options granted on or after July 30, 1987, but before May 7, 1992, shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed a period of not less than two years of continuous employment with the Company or a Participating Subsidiary immediately following the date on which the option is granted.

      (c) Options granted on or after May 7, 1992, shall be exercisable by the Employee to whom the option has been granted after such Employee shall have completed such period of continuous employment, if any, with the Company or a Participating Subsidiary immediately following the date on which the option is granted as shall be specified in the option agreement.

      (d) Notwithstanding the foregoing, upon a Change of Control, all options granted hereunder shall become exercisable to the full extent of the original grant.

    5.8 Exercise of Option.

      After completion of the required period of employment, if any, an option may be exercised according to its terms during the balance of the option period, except as otherwise provided in Section 5.9. The option may be exercised only by the Employee to whom it is granted, except as otherwise provided in Sections 5.6 and 5.9.

    5.9 Termination of Employment.

      (a) Termination. If an Employee to whom an option is granted ceases to be employed either by the Company or by a Participating Subsidiary for a reason other than Retirement or Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (b) Retirement. If upon Retirement, the Employee has completed the required period of employment as provided in Section 5.7, the option shall be exercisable by the Employee, but only within the period specified in the option agreement (which period shall end not later than three (3) years after the date of Retirement and, in any event not later than the expiration date of the option). If an Employee to whom this Section 5.9(b) is applicable dies before the expiration of the period specified in the option agreement during which the option may be exercised in part or in full, then the option (or the unexercised portion thereof) shall be exercisable by the Beneficiary of the Employee during the remainder of such three year period following Retirement plus three months but, in any event, not later than the expiration date of the option.

      (c) Change of Control. Notwithstanding the foregoing, except with respect to incentive stock options granted prior to January 22, 1990, unless the option provides for a greater period of exercise when granted, if an Employee ceases to be employed by the Company or a Participating Subsidiary at or after a Change of Control, other than by reason of death or Retirement, any option held by such Employee shall be exercisable for ninety (90) days but in no event later than the expiration date of the option.

      (d) Total Disability. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (e) Death. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of such Employee's death and such death occurs before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the option agreement (which shall be, in any event, no later than the expiration date of the option).

      (f) Transferred Employees. Effective August 25, 1994, Amax Gold Inc. shall be treated as a Participating Subsidiary for purposes of applying the provisions of this Section 5.9. With respect to options granted prior to August 25, 1994, an Employee who transfers from the Company to Amax Gold Inc. will have the ability to elect either:

        (i) to retain all vested and unvested options under the terms of the Program as in effect on such date of transfer, without treating Amax Gold Inc. as a Participating Subsidiary, in which case any incentive stock options granted shall expire on the ninetieth
      (90th) day following such Employee's transfer to Amax Gold Inc., or

        (ii) to have non-statutory options substituted for the original incentive stock options to remain outstanding for the original terms of the grant provided the Employee remains employed by Amax Gold Inc.

    5.10 Payment for Shares.

      Shares purchased upon exercise of an option shall be paid for in full at the time the option is exercised. The payment may be in cash or, subject to such rules as the Committee may establish from time to time, in shares of Common Stock, or other property, or any combination thereof. The shares of Common Stock received will be valued at Fair Market Value Per Share on the date of exercise.

    5.11 Option Agreement.

      Each grant of options shall be evidenced by a written agreement which contains such terms and conditions consistent with the Program as the Committee, in its sole discretion, may determine. In addition, the option agreement may contain such other terms, provisions and conditions as may be determined by the Committee, in its sole discretion, so long as those terms, provisions and conditions are not inconsistent with the provisions of this Program.

    5.12 Stock Appreciation Rights.

      (a) Stock Appreciation Rights may be granted in connection with all or part of any option granted under this Program, either at the time of the grant of such option or at any time thereafter during the term of the option, and shall entitle the holder of the related option to the extent unexercised, upon exercise of the Stock Appreciation Rights and surrender of the related option (or applicable portion thereof), to receive a number of the shares of the Common Stock or cash, as determined pursuant to Section 5.12(b). Such option shall, to the extent so surrendered, thereupon cease to be exercisable.

      (b) Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Program as shall from time to time be determined by the Committee, in its sole discretion, and to the following terms and conditions:

        (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate shall be exercisable.

        (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed a period of continuous service with the Company or a Participating Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted, which period shall be determined by the Committee in its sole discretion.

        (iii) Upon an exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of the shares of Common Stock equal in aggregate value to the amount by which the Fair Market Value Per Share of such stock on the date of such exercise shall exceed the option price per share of the related option, multiplied by the number of shares in respect of which the Stock Appreciation Rights have been exercised. All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, in the sole discretion of the Committee, be settled by the payment of cash equal to the aggregate value of the shares (or a fraction of a share) that would otherwise be delivered under the preceding sentence of this Section 5.12(b)(iii).

        (iv) Stock Appreciation Rights shall not be transferable other than with the option to which they relate whenever such option may be transferred in accordance with Section 5.6. Stock Appreciation Rights shall be exercisable during the Employee's lifetime only by the Employee or the Employee's guardian or legal representative. Any Beneficiary who is entitled to exercise an option shall be entitled to exercise any related Stock Appreciation Rights.

      (c) To the extent that Stock Appreciation Rights which relate to an incentive stock option shall be exercised, that incentive stock option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in Section 5.1(a).

      (d) Notwithstanding the foregoing, any Stock Appreciation Rights outstanding as of the date of a Change of Control and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

    5.13 Surrender of Option Following Death.

      Following the death of an Employee, the Company may, in its sole discretion, upon the request of such Employee's Beneficiary who holds an exercisable option and in consideration for the surrender of such option, pay the amount by which the Fair Market Value Per Share of the Common Stock on the date of such request shall exceed the option price per share multiplied by the number of shares as to which the request is made.

    5.14 Limited Stock Appreciation Rights.

      Notwithstanding any other provision of this Program, upon a Change of Control other than a Change in Control specified in Clause (a) of the definition of Change of Control, arising as a result of beneficial ownership (as defined therein) by the Employee of Outstanding Company Common Stock or Outstanding Company Voting Securities (as such terms are defined in the definition of Change of Control), in the case of stock options other than incentive stock options granted prior to January 22, 1990, during the 60-day period from and after a Change of Control (the "Exercise Period" ), unless the Committee shall determine otherwise at the time of grant, an Employee shall have the right, in lieu of the payment of the exercise price of the shares of Common Stock being purchased under the stock option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the stock option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the stock option multiplied by the number of shares of Common Stock granted under the stock option as to which the right granted under this Section
    5.14 shall have been exercised.

6. RESTRICTED STOCK AWARDS

    6.1 Shares Subject to Awards.

      Awards of Restricted Shares shall be limited in number each fiscal year as provided in Section 4(d). The shares which may be issued under the Program may be reacquired, purchased or unissued shares, as the Board may determine. Restricted Shares shall be awarded only in shares of Common Stock.

    6.2 Awards of Restricted Shares.

      (a) Each award of Restricted Shares shall be evidenced by a written agreement which shall contain such terms and conditions consistent with the Program as shall from time to time be determined by the Committee, in its sole discretion, and to the following terms and conditions:

        (i) none of the Restricted Shares may be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise specifically provided, during the Restriction Period;

        (ii) all of the Restricted Shares shall be forfeited and shall be returned to the Company and all rights of the Employee to such Restricted Shares shall terminate without any payment of consideration by the Company if the Employee fails to remain in the continuous employment of the Company or a Participating Subsidiary for such period as the Committee shall designate in accordance with
      Section 6.4, unless the employment is terminated by reason of death, Total Disability, or Retirement; and

        (iii) if so provided in the terms of the award agreement, the Restricted Shares, in whole or in part, shall be forfeited and shall be returned to the Company and all rights of the Employee to such Restricted Shares shall terminate without any payment of consideration by the Company if performance goals or other factors specified in the terms of the award agreement are not attained.

      (b) With respect to any Covered Employee, the Committee, in its sole discretion, may determine that such Restricted Shares will vest only upon the achievement of specific performance goals that are established by the Committee. If the award agreement requires performance goals, the performance goals must:

        (i) be in writing;

        (ii) be established not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the goal is established. Regardless of when the goal is established, it will not be considered to be substantially uncertain or "preestablished" if it is established after 25 percent of the period of service has elapsed;

        (iii) include, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the goal is reached.

        Further, the Committee must certify in writing that the performance goals established by the Committee and any other material terms have been satisfied, before stock certificates are distributed without restrictions under this Program.

      (c) Upon and following the date a certificate for the Restricted Shares is issued to an Employee (except following a forfeiture of the Restricted Shares as set forth above in this Section 6.2), the Employee shall have all of the rights of a shareholder including but not limited to the right to receive all dividends paid on such shares (reduced by any amounts the Company may be required to withhold for taxes) and the right to vote such shares. Any securities or other property (excluding cash in payment of normal dividends) that may be distributed with respect to the Restricted Shares shall be received and held by the Employee subject to the same restrictions as the Restricted Shares.

    6.3 Certificates for Shares.

      (a) As soon as practicable after the receipt by the Company of an award agreement executed by the Employee as provided in Section 6.2 and of a stock power endorsed by the Employee in blank with respect to the Restricted Shares covered by the award agreement, unless a later date for issuance of stock certificates is provided in the award agreement, the Company, in its sole discretion, upon the Employee's written request, may cause to be issued a stock certificate, registered in the name of the Employee, evidencing the Restricted Shares awarded by the agreement. Each such certificate shall bear a legend substantially in the following form:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Management Incentive Program of Cyprus Amax Minerals Company and an Agreement entered into between the registered owner of such shares and Cyprus Amax Minerals Company or one of its Participating Subsidiaries. A copy of the Program and Agreement is on file in the office of the Secretary of Cyprus Amax Minerals Company, 9100 East Mineral Circle, Englewood, Colorado."

        Such legend shall not be removed from any stock certificate evidencing such Restricted Shares until the lapse or release of the restrictions imposed pursuant to Section 6.2(a) on such Restricted Shares.

      (b) As an alternative to delivering any stock certificate to the Employee pursuant to Section 6.3(a) above, the Company in its sole discretion may cause each certificate in respect of Restricted Shares awarded hereunder, together with a stock power relating to such Restricted Shares, to be deposited by the Company with a custodian (which may be the Company) to be designated by the Company. In such event, the Company shall cause such custodian to issue to the Employee a receipt evidencing any stock certificate held by it registered in the name of such Employee. Notwithstanding the provisions of Subsection (a) or this Subsection, the Company may adopt such other procedure that it, in its sole discretion, deems appropriate to evidence the right of the Employee to Restricted Shares.

      (c) The Employee shall not be deemed for any purpose to be, or have any rights as, a shareholder of the Company with respect to any Restricted Shares awarded except if, as and when a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

      (d) As soon as practicable after the lapse or release of the restrictions imposed pursuant to Section 6.2(a) on any such Restricted Shares, the Company shall cause to be issued in the Employee's name a stock certificate evidencing the Restricted Shares with respect to which the restrictions have lapsed or been released, free of the legend provided in Section 6.3(a), and shall cause such stock certificate to be delivered to the Employee, upon surrender to the Company of the previously issued certificate(s) representing the same Restricted Shares.

    6.4 Restriction Period.

      The restrictions set forth in Section 6.2(a)(i) shall lapse only when the restrictions set forth in Section 6.2(a)(ii) shall lapse and the restrictions, if any, established pursuant to Section 6.2(a)(iii) shall lapse. Subject to Section 6.5, the restrictions set forth in Section 6.2(a)(ii) shall lapse:

        (i) after one year from the date of award with respect to not in excess of 25% of the Restricted Shares comprising an award to an employee,

        (ii) after two years with respect to not in excess of 50% of such Restricted Shares,

        (iii) after three years with respect to not in excess of 75% of such Restricted Shares, and

        (iv) as to all Restricted Shares comprising an award to an Employee no sooner than four years, as the Committee shall determine in the case of each award.

      The restrictions, if any, established pursuant to Section 6.2(a)(iii) shall lapse at the time specified in the terms of the award agreement.

    6.5 Lapse of Restrictions.

      (a) In the event that the employment of an Employee is terminated prior to the lapse of restrictions on Restricted Shares by reason of death, Total Disability, or Retirement, the restrictions on all Restricted Shares awarded to such Employee shall lapse on the date of such termination, except as may otherwise be provided in the terms of the award agreement.

      (b) The Committee shall have the authority to accelerate the time at which the restrictions will lapse or to remove any of such restrictions whenever it may decide, in its sole discretion, that, by reason of changes in applicable law or other material changes in circumstances arising after the date of the award, such action is in the best interests of the Company and equitable to the Employee. The Committee, in its sole discretion and subject to such terms and conditions as the Committee may determine, may include in any award of Restricted Shares, and may amend any outstanding award to cause it to include, a right of the Employee upon termination of employment, other than by reason of death, Total Disability, or Retirement to receive cash equal to the Fair Market Value Per Share of such Restricted Shares on the date of such termination.

      (c) Notwithstanding any other provision of the Program to the contrary, in the event of a Change of Control, the restrictions applicable to any Restricted Shares shall lapse and such Restricted shares shall become free of all restrictions and fully vested to the full extent of the original grant.

7. ADJUSTMENTS FOR COMPANY CHANGES

    7.1 Rights and Powers Reserved.

      The existence of any outstanding option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue or sale of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company, any sale or transfer of all or any part of the assets or business of the Company, the liquidation or dissolution of the Company or any other corporate act or proceeding, whether of a similar character or otherwise. Except as expressly provided in this Program, the issue or sale by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale or the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any outstanding option.

    7.2 Changes in Capitalization.

      In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Program, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of common stock (or other securities or property) which thereafter may be made the subject of awards, (ii) the number and type of shares of common stock (or other securities or property) subject to outstanding grants and awards, and (iii) the grant, purchase, or exercise price with respect to any grant or award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding grant or award, and (iv) the aggregate number of shares which may be issued as incentive stock options pursuant to Section 5.1(a); provided, however, in each case, that with respect to grants of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause this Program to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of shares subject to any grant or award denominated in shares shall always be a whole number.

8. RELATIONSHIP OF PROGRAM TO BENEFIT PLANS

  Unless otherwise determined by the Committee, no income of an Employee attributable to this Program shall be included in the Employee's earnings for purposes of any benefit plan in which the Employee may be eligible to participate or any termination or severance pay of the Company or any subsidiary or parent corporation of the Company nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

9. EFFECT OF PROGRAM ON RIGHT TO CONTINUED EMPLOYMENT AND INTEREST IN PARTICULAR PROPERTY

  Neither the existence of this Program nor any grant of an option or award of Restricted Shares pursuant to it shall create any right to continued employment of any Employee or any other employee by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary of the Company by which an Employee is employed to terminate such Employee's employment at any time. No person shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or of any Participating Subsidiary or in any particular share or shares of the Company that may be held either by the Company or by any Participating Subsidiary (other than Restricted Shares held by a custodian) by virtue of any grant of an option or award of Restricted Shares.

  This Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice, or arrangement that may now or hereafter be provided for the payment of compensation, special awards or employee benefits to employees generally, or to any class or group of employees, such as and without limitation, any savings, thrift, profit-sharing, pension, retirement, excess benefit, group insurance, health care or other welfare plans. Any such arrangements may be authorized by the Board and any payment thereunder made independently of this Program.

10. ADMINISTRATION

    10.1  Committee Authority.

      (a) The Committee shall have full authority to act under this Program insofar as it relates to grants and awards of options, Stock
    Appreciation Rights and Restricted Shares. The terms of grants and awards need not be uniform.

      (b) The Committee is authorized to interpret and administer this Program, and to establish general criteria and precedents for the terms and conditions upon which awards shall be made and options granted. The Committee shall have the authority to adopt, alter and repeal administrative rules, guidelines and practices governing this Program as it, from time to time, deems advisable; to interpret the terms and provisions of this Program and any grant or award issued under this Program (and any related agreement); and to otherwise supervise the administration of this Program. The Committee may correct any defect, supply any omission, conform the Program to any change in law or regulation, or reconcile any inconsistency or ambiguity in this Program or in any grant or award issued in the manner and to the extent it shall deem necessary to carry this Program into effect.

      (c) Notwithstanding any provision in this Program to the contrary, the Committee may, in its sole discretion, extend the post-termination exercise period, accelerate vesting, and waive any required period of employment for any option, award or right granted or to be granted to any Employee, and may amend the Program and/or the option agreement or award agreement consistent herewith.

      (d) The Committee, in its sole discretion, may at any time amend the terms of any outstanding grant or award made prior to the Approval Date, or the terms of any outstanding grant or award which may be made thereafter, in any manner such that the terms of such grant or award as so amended are not inconsistent with the provisions of this Program, provided that no such amendment which may adversely affect the Employee holding such grant or award shall become effective without the written consent of such Employee.

      (e) The Committee may delegate any or all of its administrative responsibilities under the Program to one or more officers or employees of the Company; provided however, that the Committee may not delegate its responsibilities with respect to Covered Employees or to Employees who are subject to Section 16. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee.

    10.2 Finality of Determinations.

      Any decision, interpretation, or other action made or taken in good faith by the Board or the Committee within their respective areas of authority under the provisions of this Program shall be final, binding and conclusive on the Company, Participating Subsidiaries and all Employees, and their respective heirs, executors, administrators, successors and assigns.

11. AMENDMENT AND DISCONTINUANCE

    11.1 Incentive Stock Options.

      Subject to the limitations contained in Section 11.2, the Committee may, without further action by the shareholders and without further consideration to the Company, amend this Program so that options theretofore or thereafter granted under this Program shall meet the requirements of any provision of the Code applicable to incentive stock options, including without limitation, requirements arising as a result of amendments to the Code that become effective after adoption of this Program.

    11.2 Other Amendments.

      The Board may, from time to time, amend this Program, or any provisions thereof, except that, without shareholder approval, the Board may not amend the following:

      (a) The maximum limitations with respect to the number of grants and awards which may be made as incentive stock options and as Restricted Shares shall not be amended. The aggregate number of shares which may be issued under incentive stock options shall not be amended. The total number of options granted plus Restricted Shares awarded to any Covered Employee shall not be amended.

      (b) The minimum price per share at which options granted as incentive stock options may be exercised shall not be reduced below 100% of the Fair Market Value Per Share of such shares on the date the option is granted.

      (c) The authority of the Committee may not be reduced.

      (d) No option granted or Restricted Shares awarded to any Employee before any amendment shall be adversely affected by such amendment without such Employee's consent.

      (e) This Section 11.2 may not be amended.

    11.3 Discontinuance.

      The Board may suspend or discontinue the Program, in whole or in part, at any time, but any such suspension or discontinuance shall not affect options granted or Restricted Shares awarded prior thereto.

12. GENERAL PROVISIONS

    12.1 Certificates.

      No certificate for shares of Common Stock distributable pursuant to the Program shall be issued and delivered unless the issuance of such certificates complies with all applicable legal requirements including, without limitation, compliance with the provisions of the Securities Act, the Exchange Act, and the requirements of the exchanges on which the Common Stock may, at the time, be listed.

    12.2 Severability.

      If any provision of this Program or any grant or award is or becomes invalid, illegal, or unenforceable in any jurisdiction, or as to any person, or would disqualify this Program or any grant or award under any law or regulation deemed applicable by the

    Committee (including regulations under Section 16), such provision shall be construed or deemed amended to conform to applicable laws and regulations, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Program or the grant or award, such provision shall be stricken as to such jurisdiction or person and the remainder of this Program or the grant or award shall remain in full force and effect.

    12.3 Compliance with Foreign Law.

      The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of foreign countries in which the Company may operate to assure the viability of the benefits of awards and grants made to Employees employed in such countries and to meet the intent of this Program.

    12.4 Liability.

      No member of the Board or the Committee nor any employee of the Company or any subsidiary or parent corporation of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Program have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

    12.5 Withholding of Taxes.

      The Company, in its sole discretion, shall have the right either (a) to reduce the number of shares of Common Stock otherwise deliverable pursuant to this Program by an amount which would have a Fair Market Value Per Share equal to the "Taxable Amount" or (b) to delay the transfer of all shares of common stock otherwise deliverable pursuant to the Program until the Employee has transferred to the Company a cash payment equivalent to the "Taxable Amount." For purposes of this Section, "Taxable Amount" means the amount of all Federal, state or local taxes to be withheld, based upon the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year or to deduct the amount of such taxes from any cash payment to be made to an Employee, pursuant to this Program or otherwise. In connection with such withholding, the Committee may make such arrangements as are consistent with the Program as it may deem appropriate.

    12.6 Unfunded Status of Program.

      This Program is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to an Employee by the Company, nothing contained herein shall give any such Employee any rights that are greater than those of a general creditor of the Company.

    12.7 Governing Law.

      This Program and actions taken in connection herewith shall be governed and construed, to the extent not superseded by applicable federal law, in accordance with the laws of the State of Colorado.

    12.8 Construction.

      Wherever any words are used in this Program in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.9 Costs.

      The Company shall bear all expenses incurred in administering this Program, including expenses of issuing Common Stock pursuant to any grants or awards hereunder.

    12.10 Successors.

      This Program shall be binding upon and inure to the benefit of any successor or successors of the Company.

    12.11 Headings.

      Article and section headings contained in this Program are included for convenience only and are not to be used in construing or interpreting this Program.

Effective March 9,1998, Section 5.9 of the Management Incentive Program of Cyprus Amax Minerals Company is amended and restated in its entirety to read as follows:

     "5.9 Termination of Employment.

          (a) Termination. If an Employee to whom an option is granted ceases to be employed either by the Company or by a Participating Subsidiary for a reason other than Retirement, death or Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall expire at the time specified in the stock option agreement (which shall be, in any event, no later than the expiration date of the option).

          (b) Retirement. If upon Retirement, the Employee has completed the required period of employment as provided in Section 5.7, the option shall be exercisable by the Employee for the period specified in the stock option agreement (but in no event later than the expiration date of the option).

          (c) Change of Control. Notwithstanding the foregoing, except with respect to incentive stock options granted prior to January 22, 1990, if an Employee ceases to be employed by the Company or a Participating Subsidiary at or after a Change of Control, other than by reason of death, Retirement or Total Disability, any option held by such Employee shall be exercisable for the period specified in the option agreement (but in no event later than the expiration date of the option).

          (d) Total Disability. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of Total Disability before the option has been exercised in full, then the option (or the unexercised portion thereof) shall be exercisable for the period specified in the option agreement (but in no event later than the expiration date of the option).

          (e) Death. If an Employee to whom an option is granted ceases to be employed by the Company or by a Participating Subsidiary on account of such Employee's death and such death occurs before the option has been exercised in full, then the option (or the unexercised portion thereof) shall be exercisable for the period specified in the option agreement (but in no event later than the expiration date of the option).

          (f) Transferred Employees. Effective August 25, 1994, Amax Gold Inc. shall be treated as a Participating Subsidiary for purposes of applying the provisions of this Section 5.9. With respect to options granted prior to August 25, 1994, an Employee who transfers from the Company to Amax Gold Inc. will have the ability to elect either


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               (i) to retain all vested and unvested options under the terms of the Program as in effect on such date of transfer, without treating Amax Gold Inc. as a Participating Subsidiary, in which case any incentive stock options granted shall expire on the ninetieth (90th) day following such Employee's transfer to Amax Gold Inc., or

               (ii) to have non-statutory options substituted for the original incentive stock options to remain outstanding for the original terms of the grant provided the Employee remains employed by Amax Gold Inc."